UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

VIVOS THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

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☐	Fee paid previously with preliminary materials.

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Vivos Therapeutics, Inc.

Supplemental Proxy Materials
For the Annual Meeting of Stockholders

On Friday, September 22, 2023

September 14, 2023

Re: VIVOS THERAPEUTICS – ANNUAL MEETING: SEPTEMBER 22, 2023

Dear Stockholder:

Vivos Therapeutics, Inc. has retained Laurel Hill Advisory Group to assist with the solicitation of proxies from stockholders for the Annual Meeting to be held on Friday, September 22, 2023. Attached is the most recent shareholder communication which can also be found at the following link:

https://www.sec.gov/Archives/edgar/data/1716166/000149315223031882/formdefa14a.htm

The meeting is one week away and to date, your proxy vote has not been received. Kindly take the time to vote your shares online as soon as practicable: https://ts.vstocktransfer.com/pxlogin. Please click on Proxy Voter Login and log on using the control number that was imprinted on your proxy card. If you need your control number, please email: info@laurelhill.com and reference Vivos Therapeutics. Your vote is important, regardless of the number of shares you own.

If you have any questions or need assistance with your vote, please feel free to call 888-742-1305.

Thank you.